            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                      NUMBER (TIN) ON SUBSTITUTE FORM W-9
             (Section references are to the Internal Revenue Code)

   Guidelines for Determining the Proper Identification Number to Give the Payer--A Social Security number ("SSN") has nine digits separated by two hyphens: i.e., 000-00-0000. An employer identification number ("EIN") has nine digits separated by one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

-----------------------------------------
For this type of     Give the SOCIAL
account:             SECURITY number of--
-----------------------------------------
 1. Individual       The individual
 2. Two or more in-  The actual owner of
    dividuals        the account or, if
    (joint account)  combined funds, the
                     first individual on
                     the account(1)
 3. Custodian ac-    The minor(2)
    count of a mi-
    nor (Uniform
    Gift to Minors
    Act)
 4.a. The usual      The grantor-trust-
      revocable      ee(1)
      savings trust
      (grantor is
      also trustee)
b. So-called trust   The actual owner(1)
   account that is
   not a legal or
   valid trust
   under state law
 5. Sole proprie-    The owner(3)
    torship

-------------------------------------------------------------------------------

For this type of     Give the EMPLOYER
account:             IDEN- TIFICATION
                     number of--
-------------------------------------------------------------------------------
 6. Sole proprie-    The owner(3)
  torship
 7. A valid trust,   The legal entity(4)
  estate, or pen-
  sion trust
 8. Corporate        The corporation
 9. Association,     The organization
  club, religious,
  charitable, edu-
  cational or other
  tax-exempt organ-
  ization
10. Partnership      The partnership
11. A broker or      The broker or nominee
  registered nomi-
  nee
12. Account with     The public entity
  the Department of
  Agriculture in
  the name of a
  public entity
  (such as a state
  or local govern-
  ment, school dis-
  trict, or prison)
  that receives ag-
  ricultural
  program payments
-----------------------------------------------------------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's SSN must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) Show your individual name. You may also enter your business name. You may use your SSN or EIN (if you have one). Using your EIN may, however, result in unnecessary notices to the requestor of the Form W-9 or substitute Form W-9.
(4) List first and circle the name of the valid trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Resident Aliens. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number ("ITIN"). Enter it on the portion of the Form W-9 or substitute Form W-9 where the SSN would be entered. If you do not have an ITIN, see "Obtaining a Number" below.

Name

If you are an individual, you must generally provide the name shown on your social security card. However, if you have changed your last name, for in-stance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name, the last name shown on your social security card, and your new last name.

Obtaining a Number

If you don't have a taxpayer identification number ("TIN"), apply for one im-mediately. To apply, obtain Form SS-5, Application for a Social Security Card, from your local office of the Social Security Administration, or Form SS-4, Application for Employer Identification Number, from the Internal Revenue Service (the "IRS") by calling 1-800-829-3676 or visiting the IRS's Internet web site at www.irs.gov. Resident aliens who are not eligible to get a Social Security number and need an ITIN should obtain Form W-7, Application for Indi-vidual Taxpayer Identification Number, from the IRS by calling 1-800-829-3676 or visiting the IRS's Internet web site at www.irs.gov.

Payees and Payments Exempt from Backup Withholding

Exempt payees described below should file Form W-9 or substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TIN, WRITE "EXEMPT" ON THE FACE OF THE FORM AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

The following is a list of payees exempt from backup withholding and for which no information reporting is required:

(1) An organization exempt from tax under section 501(a), or an individual re-tirement plan ("IRA"), or a custodial account under section 403(b)(7).

(2) The United States or any of its agencies or instrumentalities.

(3) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

(4) A foreign government or any of its political subdivisions, agencies or in-strumentalities.

(5) An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

(6) A corporation.

(7) A foreign central bank of issue.

(8) A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.

(9) A futures commission merchant registered with the Commodity Futures Trad-ing Commission.

(10) A real estate investment trust.

(11) An entity registered at all times during the tax year under the Invest-ment Company Act of 1940.

(12) A common trust fund operated by a bank under section 584(a).

(13) A financial institution.

(14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secre-taries, Inc., Nominee List.

(15) A trust exempt from tax under section 664 or described in section 4947.

For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are gener-ally exempt from backup withholding only if made to payees described in items
(1) through (7), except the following payments made to a corporation and re-portable on Form 1099-MISC are not exempt from withholding:

 . Medical and health care payments.

 . Attorneys' fees.

 . Payments for services paid by a federal executive agency.

Payments of dividends generally not subject to backup withholding include the following:

 . Payments to nonresident aliens subject to withholding under section 1441.

 . Payments to partnerships not engaged in a trade or business in the U.S. and that have at least one nonresident partner.

 . Payments made by certain foreign organizations.

Payments of interest generally not subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals.

  Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct TIN to the payor.

 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).

 . Payments described in section 6049(b)(5) to nonresident aliens.

 . Payments on tax-free covenant bonds under section 1451.

 . Payments made by certain foreign organizations.

 . Mortgage interest paid by you.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N, and the regulations under those sections.

Privacy Act Notice.--Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your TIN whether or not you are qualified to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payor. Certain penalties may also apply.

Penalties

(1) Failure to Furnish TIN.--If you fail to furnish your correct TIN to a re-quester (the person asking you to furnish your TIN), you are subject to a pen-alty of $50 for each such failure unless your failure is due to reasonable cause and not to wilful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.--If you made a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) Criminal Penalty for Falsifying Information.--Willfully falsifying certi-fications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

 FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

                                       2